Exhibit 10.10

TERM FACILITY SECURITY AGREEMENT

This TERM FACILITY SECURITY AGREEMENT (this “Agreement”), dated as of April 6th, 2012, by and among The Container Store, Inc., a Texas corporation (the “Borrower”), each of the guarantors listed on Schedule I hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrower and the Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively together with any subsidiary that becomes a party hereto pursuant to Section 4.15, as the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Credit Agreement, dated as of April 6th, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties, the Collateral Agent and the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), pursuant to which the Lenders have agreed to make Loans to the Borrower upon the terms and subject to the conditions specified therein; and

WHEREAS, the obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Secured Obligations (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent, on its own behalf and on behalf of the other Credit Parties (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE 1

Definitions

SECTION 1.01                     Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other

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than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.02                     Definition of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. In Addition, as used herein, the following terms shall have the following meanings:

“ABL Credit Agreement” shall mean the credit agreement governing the ABL Credit Facility, as in effect on the date hereof.

“ABL Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the ABL Credit Facility, and its successors and permitted assigns.

“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Accessions” shall have the meaning given that term in the UCC.

“Accounts” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Account Debtor” shall have the meaning given that term in the UCC.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 6.01 of this Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean all personal property and fixtures of each Grantor, including, without limitation, all: (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims (including, but not limited to, those Commercial Tort Claims listed on Schedule 3.07 hereto), (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles

(including Payment Intangibles), (i) Goods, (j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Intellectual Property and Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, or other property, (q) all books, records, and information relating to any of the foregoing ((a) through (p)) and/or to the operation of any Grantor’s business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing, whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing; provided, however, that the Collateral shall not include, and the Security Interest shall not attach to: (i) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code of any applicable jurisdiction) other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (ii) any asset the pledge of which or a security interest in which is prohibited by applicable law (including any requirement to obtain the consent of any Governmental Authority), (iii) equity interests in joint ventures or any non-wholly-owned Subsidiaries, but only to the extent that the organizational documents or other agreements with other equity holders do not permit or restrict the pledge of such equity interests, (iv) agreements, licenses and leases the —pledge of which or the security interest in which is prohibited or restricted by such agreements, licenses and leases (including pursuant to any requirement to obtain the consent of any Governmental Authority or third party), to the extent prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code of any applicable jurisdiction) other than proceeds of such agreements, license or leases, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (v) any “intent to use” trademark applications, (vi) more than 65% of the outstanding Voting Equity Interests of any (x) CFC or (y) U.S. Subsidiary that is a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consist of the capital stock of one or more Foreign Subsidiaries, (vii) Equity Interests in any Unrestricted Subsidiary, (viii) any fee owned real property with a value of less than $5,000,000 and any leasehold interest in real property and (ix) any specifically identified asset with respect to which the Collateral Agent has determined in writing (in its reasonable judgment) that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value (as determined by the Borrower in its reasonable judgment) thereof or the practical benefit to the Credit Parties afforded thereby.

“Collateral Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.08.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Commodity Account Control Agreement” shall mean, with respect to any Commodity Account as to which a Grantor is the Commodity Customer, an agreement by such Grantor, the Collateral Agent and the relevant Commodity Intermediary that the Commodity Intermediary will apply any value distributed on account of the Commodity Contracts carried in such Commodity Account as directed by the Collateral Agent without further consent by such Grantor. Each such agreement must be satisfactory in form and substance to the Collateral Agent.

“Commodity Contract” shall have the meaning given that term in the UCC.

“Commodity Customer” shall have the meaning given that term in the UCC.

“Commodity Intermediary” shall have the meaning given that term in the UCC.

“Control” shall have the meaning given that term in the UCC.

“Controlled Commodity Account” shall mean a Commodity Account as to which (i) a Grantor is the Commodity Customer and (ii) a Commodity Account Control Agreement is in effect.

“Controlled Deposit Account” means a Deposit Account that is subject to a Deposit Account Control Agreement.

“Controlled Securities Account” shall mean a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Collateral Agent and such Securities Intermediary.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Deposit Account” shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Deposit Account Control Agreement” shall mean, (x) with respect to any Term Priority Cash Collateral Account, an agreement in form and substance satisfactory to the Collateral Agent among the relevant Grantor, the Collateral Agent, the ABL Collateral Agent and the relevant Depositary Bank and (y) with respect to any other Controlled Deposit

Account, a Blocked Account Agreement, substantially in the form of Exhibit K to the ABL Credit Agreement (as in effect on the date hereof), (with any changes that the Collateral Agent and the ABL Collateral Agent shall have approved,), in either case (i) providing that the relevant Depositary Bank will comply with instructions originated by the Collateral Agent or the ABL Collateral Agent, as applicable, directing disposition of the funds in such Deposit Account, without further consent by any Grantor, and (ii) subordinating to the Lien of the Credit Parties all claims of the Depositary Bank to such Controlled Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

“Depositary Bank” shall mean a bank at which a Deposit Account is maintained.

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Entitlement Orders” shall have the meaning given that term in the UCC.

“Equipment” shall mean “equipment”, as defined in the UCC, and shall also mean all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantor’s business, and any and all Accessions or additions thereto, and substitutions therefor.

“Excluded Account” means any (a) deposit account which is used for purposes of funding payroll, payroll taxes, employee benefit payments, (b) deposit accounts which are zero balance accounts, (c) other controlled disbursement accounts, (d) trust accounts, (e) petty cash accounts, (f) deposit accounts to the extent holding funds from unredeemed gift cards and (g) other deposit accounts with a demand deposit balance not exceeding $10,000 individually and $100,000 in the aggregate at any time.

“Financial Asset” shall have the meaning given that term in the UCC.

“Financing Statement” shall have the meaning given that term in the UCC.

“Fixtures” shall have the meaning given that term in the UCC.

“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; rights to collect payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses, including, without limitation; franchises; license agreements, including all rights of any

Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; tapes, disks, semi-conductors chips and printouts; IP Collateral (as defined in the Intellectual Property Security Agreement); proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” and “Grantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Indemnitee” shall have the meaning assigned to such term in Section 8.06 of this Agreement.

“Instruments” shall have the meaning given that term in the UCC.

“Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement dated the date hereof among the Borrower and the Collateral Agent.

“Inventory” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Lender” and “Lenders” shall have the meaning assigned to such terms in the preliminary statement of this Agreement.

“Letter-of-Credit Right” shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded, or is at the time entitled to demand, payment or performance.

“Letters of Credit” shall have the meaning given that term in the UCC.

“Payment Intangible” shall have the meaning given that term in the UCC and shall also mean any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Permitted Dispositions” shall mean any transfer, disposition or asset sale not prohibited by Section 7.05 of the Credit Agreement.

“Permitted Liens” shall mean Liens permitted pursuant to the terms of Section 7.01 of the Credit Agreement.

“Proceeds” shall mean “proceeds”, as defined in the UCC, and shall also mean each type of property described in the definition of Collateral.

“Secured Obligations” shall mean, collectively, the Obligations (as defined in the Credit Agreement).

“Securities Act” shall have the meaning assigned to such term in Section 6.01 of this Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Account Control Agreement” shall mean, when used with respect to a Securities Account, a Securities Account Control Agreement among the relevant Securities Intermediary, the relevant Grantor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Grantor.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security” shall have the meaning given that term in the UCC.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Software” shall have the meaning given that term in the UCC.

“Supporting Obligation” shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or Investment Property.

“Term Priority Cash Collateral Account” shall mean a Deposit Account established pursuant to Section 2.03(b) of the Credit Agreement.

“Term Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Voting Equity Interests” shall mean, with respect to any Person, the Equity Interests of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitle holders thereof to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such contingency.

SECTION 1.03                     Rules of Interpretation. The rules of interpretation specified in Sections 1.02 through 1.06 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE 2

Security Interest

SECTION 2.01                     Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Credit Parties, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more Financing Statements, continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors, as debtors, and the Collateral Agent, as secured party. Any such Financing Statement may indicate the Collateral as “all assets of the Grantor”, “all personal property of the debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

SECTION 2.02                     No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Credit Parties that:

SECTION 3.01                     Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person, other than any consent or approval which has been obtained.

SECTION 3.02                     Filings. Upon the filing of UCC Financing Statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and containing a description of the Collateral in the office of the Secretary of State in the jurisdiction of organization of each Grantor and the filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and United States Copyright Office, the Security Interest granted to the Collateral Agent (for its own benefit and the benefit of the other Credit Parties) hereunder in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States shall constitute a legal, valid and perfected security interest in the Collateral, and no further or subsequent filing, refiling, recording, re-recording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part.

SECTION 3.03                     Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, (b) subject to the making of the filings described in Section 3.02 above, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral can be accomplished by such filing) and (c) subject to the obtaining of Control, a perfected security interest in all of the Collateral (to the extent perfection in the Collateral by Control is required hereunder). The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to (i) with respect to the ABL Priority Collateral only, Liens securing the obligations of the Grantors with respect to the ABL Credit Facility, and (ii) other Permitted Liens having priority by operation of applicable Law.

SECTION 3.04                     Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for (i) Permitted Liens or (ii) Liens for which termination statements or releases (or payoff letters providing for the delivery or filing of termination statements or releases) have been delivered to the Collateral Agent. Except, in each case, for Permitted Liens, the Grantors have not (a) filed or consented to the filing of (i)

any Financing Statement or analogous document under the UCC or any other applicable Law covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, or (b) entered into any agreement in which any Grantor grants Control over any Collateral, which Financing Statement, control agreement or analogous document, assignment, security agreement or similar instrument is still in effect.

SECTION 3.05                     Commercial Tort Claims. As of the date hereof, none of the Collateral consists of a Commercial Tort Claim having an individual value in excess of $1,000,000, except as set forth on Schedule 3.05 hereto.

SECTION 3.06                     Instruments and Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Collateral are evidenced by any Instrument or Chattel Paper with an individual face value in excess of $500,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $2,000,000), other than such Instruments and Chattel Paper listed in Schedule 3.06 hereto. Each Instrument and each item of Chattel Paper listed in Schedule 3.06 hereto has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank.

SECTION 3.07                     Deposit Accounts, Securities Accounts and Commodity Accounts.

(a)              As of the date hereof, no Grantor has any Deposit Accounts, Securities Accounts or Commodity Accounts other than those listed in Schedule 3.07 hereto.

(b)              So long as the Collateral Agent has Control of a Controlled Deposit Account, the Lien of the Collateral Agent on such Controlled Deposit Account will be perfected, subject to no other Liens or rights of others (except Liens and rights of the relevant Depositary Bank that are Permitted Liens and the Lien of the ABL Collateral Agent).

(c)               So long as the Financial Asset underlying any Security Entitlement owned by any Grantor is credited to a Controlled Securities Account, (i) the Collateral Agent’s Lien on such Security Entitlement will be perfected, subject to no other Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens and the Lien of the ABL Collateral Agent), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Credit Party.

(d)              So long as any Commodity Account is subject to a Commodity Account Control Agreement, (i) the Liens on such Commodity Account and all Commodity Contracts carried therein will be perfected, subject to no other Liens or rights of others (except Liens and rights of the relevant Commodity Intermediary that are Permitted Liens and the Lien of the ABL Collateral Agent) and (ii) the Collateral Agent will have Control of such Commodity Account and all Commodity Contracts carried therein from time to time.

SECTION 3.08                     Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) with an individual face value in excess of $500,000 (or, with respect to all such Electronic Chattel Paper or transferable records, an aggregate face value in excess of $2,000,000), other than such Electronic Chattel Paper and transferable records listed in Schedule 3.08 hereto.

ARTICLE 4

Covenants

SECTION 4.01                     Change of Name; Location of Collateral; Records; Place of Business.

(a)              Each Grantor will furnish to the Collateral Agent at least ten (10) Business Days prior written notice (or such shorter period as to which the Collateral Agent in its sole discretion agrees) of any change in: (i) any Grantor’s name; (ii) any Grantor’s organizational structure or jurisdiction of incorporation or formation; (iii) any Grantor’s Federal Taxpayer Identification Number or organizational identification number, if any, assigned to it by its state of organization; or (iv) the location of any Grantor’s chief executive office. Each Grantor agrees not to effect or permit any change referred to in clauses (i) or (ii) of the preceding sentence unless all filings, publications and registrations have been made under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to (i) with respect to the ABL Priority Collateral only, Liens securing the obligations of the Grantors with respect to the ABL Credit Facility, and (ii) other Permitted Liens having priority by operation of applicable Law) for its own benefit and the benefit of the other Credit Parties.

(b)              Each Grantor agrees (i) to maintain, at its own cost and expense, records with respect to the Collateral owned by it which are complete and accurate in all material respects and which are consistent with its current practices, but in any event to include accounting records which are complete in all material respects indicating all payments and proceeds received with respect to any part of the Collateral, and (ii) at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

SECTION 4.02                     Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien (other than Permitted Liens).

SECTION 4.03                     Further Assurances. Subject to the Intercreditor Agreement, each Grantor agrees, at its own expense, to execute, acknowledge and deliver all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing Statements or other documents in connection herewith or therewith. Without limiting the foregoing, each Grantor agrees, at its own expense, to execute, acknowledge and deliver all such further documents, Financing Statements, agreements and instruments and take all such further actions as the Collateral Agent may from time to time reasonably request to perfect the Collateral Agent’s Security Interest in all Collateral and the Proceeds therefrom (including causing the Collateral Agent to have Control of any such Collateral to the extent required hereunder and to the extent perfection in such Collateral can be accomplished by Control).

SECTION 4.04                     Inspection and Verification. Each Grantor shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Collateral Agent and each Lender to visit its properties and inspect the Collateral and all records related thereto (and to make extracts and copies from such records), to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, and to conduct appraisals, commercial finance examinations and other evaluations, all in accordance with and subject to the terms and conditions of Section 6.10 of the Credit Agreement. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the right, subject to the confidentiality provisions of Section 11.07 of the Credit Agreement, to share any information it gains from such inspection or verification with any Credit Party. The Grantors shall pay the reasonable and documented in reasonable detail fees and expenses of the Collateral Agent or such other Persons with respect to such inspections and verifications to the extent required by the terms of Section 6.10 of the Credit Agreement.

SECTION 4.05                     Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted Liens), and may take any other action which the Collateral Agent may reasonably deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where a court of competent jurisdiction determines by final and nonappealable judgment that the Collateral Agent’s actions constitute gross negligence or willful misconduct; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action. Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06                     Assignment of Security Interest. Upon the occurrence and during the continuance of an Event of Default, and at the reasonable request of the Collateral Agent, if during such time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account with a value in excess of $250,000 (or, with respect to all such property, an aggregate value in excess of $1,000,000), such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

SECTION 4.07                     Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each material contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, unless the failure to observe and perform any such conditions and obligations shall not result in a breach of any such material contract, agreement or instrument.

SECTION 4.08                     [Reserved].

SECTION 4.09                     Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, except, in each case, for extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business or consistent with its current practices.

SECTION 4.10                     Insurance.

(a)              Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement; and (ii) furnish to the Collateral Agent such information as to the insurance carried as the Collateral Agent may reasonably request from time to time.

(b)              Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.10(b), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11                     Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim for which a complaint has been filed in a court of competent jurisdiction having a value in excess of $1,000,000, such Grantor shall promptly (but, in any event, within ten (10) Business Days) notify the Collateral Agent in writing of the details thereof, and the Grantors shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Credit Parties, a perfected security interest therein and in the Proceeds thereof.

SECTION 4.12                     Legend. Upon the occurrence and during the continuance of an Event of Default, and at the reasonable request of the Collateral Agent, each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent, for its own benefit and the benefit of the other Credit Parties, and that the Collateral Agent has a security interest therein.

SECTION 4.13                     Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Security Interest in the Collateral, each Grantor covenants and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)              If any amount then payable under or in connection with any of the Collateral shall become evidenced by any Instrument or Chattel Paper with an individual face value in excess of $500,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $2,000,000), other than such Instruments and Chattel Paper listed in Schedule 3.08 hereto, the Grantor acquiring such Instrument or Chattel Paper shall promptly (but, in any event, within ten (10) Business Days after receipt thereof) endorse, assign and deliver the same (i) if the same constitutes Proceeds of the Term Priority Collateral, to the Collateral Agent (with copies to the ABL Collateral Agent), and (ii) if the same constitutes ABL Priority Collateral, to the ABL Collateral Agent (with copies to the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank as the ABL Collateral Agent or the Collateral Agent may from time to time specify.

(b)              Subject to the provisions of Section 5.01, no Grantor shall hereafter establish and maintain any Deposit Account, Securities Account or Commodity Account with any Depositary Bank, Securities Intermediary or Commodity Intermediary unless (i) such Depositary Bank, Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent, and (ii) such Depositary Bank, Securities Intermediary or Commodity Intermediary, as the case may be, and such Grantor shall have duly executed and delivered a Deposit Account Control Agreement, Security Account Control Agreement or Commodity Account Control Agreement, as the case may be, with respect to such Deposit Account, Securities Account or Commodity Account, as the case may be. Each Grantor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and promptly after actual receipt thereof (within a reasonable period of time not to exceed five (5) Business Days), deposit any and all cash and Investment Property received by it into a Controlled Deposit Account, a Controlled Commodity Account or a Controlled Securities Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any entitlement orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless an Event of Default has occurred and is continuing or would occur after giving effect to any such investment and withdrawal rights. The provisions of this Section 4.13(b) shall not apply to (a) any Excluded Account and (b) any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Grantor shall grant Control over any Investment Property comprised of Equity Interests in any Subsidiary to any person other than the Collateral Agent or the ABL Collateral Agent.

(c)               As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities (as that term is defined in the Pledge Agreement), and the risk of loss of, damage to, or the destruction of, the Investment Property and Securities (except where a court of competent jurisdiction determines by final and nonappealable judgment that such loss, damage or destruction has resulted from the gross negligence or willful misconduct of the Collateral Agent), whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person.

(d)              If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any transferable record with an individual face value in excess of $500,000 (or, with respect to all such Electronic Chattel Paper or transferable records, an aggregate face value in excess of $2,000,000), other than such Electronic Chattel Paper and transferable records listed in Schedule 3.10 hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify (i) if such amount payable constitutes Proceeds of the Term Priority Collateral, the Collateral Agent (with copies to the ABL Collateral Agent) thereof, and (ii) if such amount payable constitutes Proceeds of the ABL Priority Collateral, the ABL Collateral Agent (with copies to the Collateral Agent) thereof, and, in each case, shall take such action as the applicable Collateral Agent may reasonably request to vest in such Collateral Agent Control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e)               If any Grantor is at any time a beneficiary under a Letter of Credit (other than a Letter of Credit constituting a Supporting Obligation) now or hereafter issued having a face value in an amount in excess of $500,000 (or with respect to all such Letters of Credit, having an aggregate face value in an amount in excess of $2,000,000), such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit and to cause the proceeds of any drawing under such Letter of Credit to be paid directly to the Collateral Agent after the occurrence and during the continuance of an Event of Default, or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be paid directly to the

Collateral Agent after the occurrence and during the continuance of any an Event of Default and applied as provided in the Credit Agreement.

(f)               Prior to the satisfaction of the Discharge of ABL Obligations, with respect to any obligation under this Agreement, any other Collateral Document, or the Credit Agreement to deliver possession or control of any Collateral on which there is a Second Priority Lien by the Collateral Agent, such obligation shall be deemed satisfied by the delivery of possession or control of such Collateral to the “Collateral Agent” for the ABL Credit Facility (holding for the benefit of the Collateral Agent for the Credit Parties).

SECTION 4.15                     Joinder of Additional Grantors. Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any Unrestricted Subsidiary, a CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Grantor, then the Grantors shall, at the Grantors’ expense, cause such Subsidiary to execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit A hereto and to comply with the requirements of Section 6.12 of the Credit Agreement, within the time periods specified therein, and, upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

ARTICLE 5

Deposit Accounts; Securities Accounts;
Commodity Accounts; Power of Attorney

SECTION 5.01                     Deposit Accounts.

(a)              Within 90 days after the Closing Date (or, in the case of any Person that thereafter becomes a Grantor, on the date on which such Person signs and delivers its Joinder Agreement), each Grantor shall, with respect to each Deposit Account then maintained by it, enter into (and cause the relevant Depositary Bank to enter into) a Deposit Account Control Agreement in respect of such Deposit Account and shall deliver such Deposit Account Control Agreement to the Collateral Agent (which shall enter into the same). All cash owned by each Grantor shall have been deposited, or after receipt thereof (within a reasonable period of time not to exceed three (3) Business Days) shall be deposited, in one or more Controlled Deposit Accounts (including, if and to the extent required under the Credit Agreement, the Term Priority Cash Collateral Account), in each case with a Depositary Bank the jurisdiction of which (determined as provided in UCC Section 9-304) shall at all times be a jurisdiction in which Article 9 of the UCC is in effect.

(b)              Notwithstanding the foregoing, the Grantors have the right not to comply with the requirements of preceding clause (a) with respect to Deposit Accounts (other than any Term Priority Cash Collateral Account) that are Excluded Accounts, provided, however, that if an Event of Default occurs and is continuing, the Collateral Agent may terminate the foregoing right not to comply, by giving at least 10 Business Days’ notice of such termination to the relevant Grantors or (b) until the Discharge of ABL Obligations (as such term is defined in the Intercreditor Agreement).

(b)              If a Term Priority Cash Collateral Account is required at any time to be established, the relevant Grantor shall, concurrently with establishment thereof, enter into (and cause the relevant Depositary Bank to enter into) a Deposit Account Control Agreement in respect of such Term Priority Cash Collateral Account and shall deliver such Deposit Account Control Agreement to the Collateral Agent (which shall enter into the same).

SECTION 5.02                     Security Accounts; Commodity Accounts.

(a)              Within 90 days after the Closing Date (or, in the case of any Person that thereafter becomes a Grantor, on the date on which such Person signs and delivers its Joinder Agreement), each Grantor shall enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of each Security Entitlement owned by such Grantor and the Securities Account to which the underlying Financial Asset is credited and deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Security Entitlement, such Grantor shall, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.

(b)              Within 90 days after the Closing Date (or, in the case of any Person that thereafter becomes a Grantor, on the date on which such Person signs and delivers a Joinder Agreement), each Grantor shall enter into (and cause the relevant Commodity Intermediary to enter into) a Commodity Account Control Agreement in respect of each Commodity Account owned by such Grantor and shall deliver such Commodity Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, such Grantor shall cause each Commodity Contract owned by it to be carried at all times in a Controlled Commodity Account.

SECTION 5.03                     Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the other Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.01 of this Agreement; and (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (iii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iv) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic’s liens, or assignments or releases of mechanic’s liens securing the Accounts; (v) to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (vi) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent reasonably determines to be the appropriate person to whom to so turn over such mail; (vii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (viii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (ix) to take all such action as may be reasonably necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (x) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xi) to use, license or transfer any or all General Intangibles of any Grantor, subject to those restrictions to which such Grantor is subject under applicable Law and by contract; and (xii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Credit Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

SECTION 5.04                     No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.03, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act, except where a court of competent jurisdiction determines by final and nonappealable judgment that the subject act or omission to act has resulted from the gross negligence or willful misconduct of the Collateral Agent. The provisions of Section 5.03 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by applicable Law or otherwise.

ARTICLE 6

Remedies

SECTION 6.01                     Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable Law. The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any or all of the following actions at the same or different times:

(a)              With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)              With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent’s rights set forth in Section 5.03 hereof, receive, open mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c)               With respect to any Collateral consisting of Investment Property, the Collateral Agent may, upon notice to any Grantor: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer (as defined in the Pledge Agreement) of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.04 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Credit Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner, provided that such sales are conducted in accordance with applicable Law. Notwithstanding anything herein to the contrary, no Grantor shall be required to register, or cause the registration of, any Investment Property under the Securities Act or any Blue Sky Laws.

(d)           With respect to any Collateral consisting of Inventory, the Collateral Agent and/or representatives and independent contractors of the Collateral Agent may, but shall not be obligated to, repair, manufacture, assemble, complete, package, deliver, alter or supply any work-in-process Inventory, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor, all at the expense of the Grantors.

(e)           With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any

Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(f)            With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.01(f), nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies (as defined herein) hereunder, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Collateral Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(g)           The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(h)           Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each Grantor further agrees that any such sale of all or any part of the Collateral consisting of Inventory for consideration in an amount equal to the balance of the purchase price (minus any customer deposits previously collected by such Grantor) shall be commercially reasonable. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i)            Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such advance notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other applicable Law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j)            Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment in full is received thereon by the Collateral Agent. In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of Section 6.02 of this Agreement.

(k)           At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Section 6.01, the Collateral Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(m)          As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)           To the extent permitted by applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02                     Application of Proceeds. After the occurrence and during the continuance of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Collateral Documents, in accordance with Section 8.03 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE 7

Perfection of Security Interest

SECTION 7.01                     Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 2.01 and Section 5.03, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall reasonably deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.

SECTION 7.02                     Other Perfection, Etc. The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to the extent required by this Agreement or the Credit Agreement, to obtain Control of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing Control to be in form and substance reasonably satisfactory to the Collateral Agent and (b) otherwise to insure the continued perfection of the Collateral Agent’s security interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.

SECTION 7.03                     Savings Clause. Nothing contained in this Article 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

ARTICLE 8

Miscellaneous

SECTION 8.01                     Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.02 of the Credit Agreement.

SECTION 8.02                     Grant of Non-Exclusive License. Without limiting the provisions of Section 6.01 hereof or any other rights of the Collateral Agent as the holder of a Lien on any IP Collateral (as defined in the Intellectual Property Security Agreement), each Grantor, subject to those restrictions to which such Grantor is subject under applicable Law and by contract, hereby grants to the Collateral Agent, and the representatives and independent contractors of the Collateral Agent, a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license to be effective only upon the occurrence and during the continuance of any Event of Default in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory. The license granted in this Section 8.02 shall remain in full force and effect throughout the term of this Agreement, notwithstanding the release of any Grantor hereunder.

SECTION 8.03                     Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.04                     Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect unless terminated in accordance with Section 8.14 hereof.

SECTION 8.05                     Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and permitted assigns. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Credit Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.06                     Collateral Agent’s Fees and Expenses; Indemnification.

(a)           Without limiting or duplicating any of their obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable and documented in reasonable detail out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of a single counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)           Without limiting or duplicating any of their indemnification obligations under the Credit Agreement, the Guaranty or the other Loan Documents, the Grantors shall jointly and severally indemnify the Credit Parties and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented in reasonable detail fees, charges and disbursements of a single counsel for all Indemnitees taken as a whole in each relevant jurisdiction material to the interests of the Lenders, in each case, selected by the Collateral Agent and solely in the case of an actual conflict of interest between Indemnitees where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant jurisdiction material to the interest of the Lenders to each group of affected Indemnitees taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of, (i) the preparation, execution, delivery or administration of this Agreement, the Credit Agreement, any other Loan Document or any other agreement or instrument contemplated hereby or thereby or any amendment or waiver with respect hereto or thereto, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the Credit Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           To the fullest extent permitted by applicable Law, the Grantors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement, the Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.06 shall be payable not later than ten (10) Business Days after receipt of an invoice or demand therefor.

(e)           The agreements in this Section 8.06 shall survive the resignation of the Collateral Agent, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

SECTION 8.07                     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.08                     Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies. No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.01 of the Credit Agreement.

SECTION 8.09                     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10                     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.11                     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12                     Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.13                     Jurisdiction; Waiver of Venue; Consent to Service of Process.

(a)           EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT AGAINST ANY OF THE GRANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH OF THE GRANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.14                     Termination; Release of Collateral.

(a)           Any Lien upon any Collateral will be released automatically if the Collateral constitutes property being sold, transferred or disposed of in a Permitted Disposition to a Person that is not a Grantor. Upon at least two (2) Business Days’ prior written request by the Grantors, the Collateral Agent shall execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in this Section 8.14(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable Law, expose the Collateral Agent to liability or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Grantor in respect of) all interests retained by any Grantor, including, without limitation, the Proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(b)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest granted herein shall terminate when (i) the Commitments have expired or been terminated and (ii) all of the Secured Obligations have been paid in full in cash or otherwise satisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement or the Credit Agreement), at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements, releases and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this

Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Grantor. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent or any other Credit Party.

SECTION 8.15                 Conflict. In the event of a conflict between this Agreement and the Pledge Agreement, the terms of the Pledge Agreement shall control with respect to the Pledged Collateral (as defined in the Pledge Agreement) and the terms of this Agreement shall control with respect to all other Collateral. In the event of a conflict between this Agreement and the Intellectual Property Security Agreement, the terms of the Intellectual Property Security Agreement shall control with respect to the IP Collateral (as defined in the Intellectual Property Security Agreement) and the terms of this Agreement shall control with respect to all other Collateral.

SECTION 8.16                 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Lien and Security Interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	BORROWER:

THE CONTAINER STORE, INC.

	By:	/s/ Melissa Reiff
	Name:	Melissa Reiff
	Title:	President

GUARANTORS:
TCS HOLDINGS, INC., as Holdings

	By:	/s/ Melissa Reiff
	Name:	Melissa Reiff
	Title:	President

TCS GIFT CARD SERVICES, LLC,
as Subsidiary Guarantor

	By:	/s/ Melissa Reiff
	Name:	Melissa Reiff
	Title:	President

TCS INSTALLATION SERVICES, LLC,
as Subsidiary Guarantor

	By:	/s/ Melissa Reiff
	Name:	Melissa Reiff
	Title:	President

[Signature Page to Security Agreement]

COLLATERAL AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ David L. Howard
Name: David L. Howard
Title: Authorized Officer

[Signature Page to Security Agreement]

SCHEDULE I

Guarantors

TCS Holdings, Inc.

TCS Gift Card Services, LLC

TCS Installation Services, LLC

SCHEDULE 3.05

Commercial Tort Claims

None.

SCHEDULE 3.06

Instruments and Chattel Paper

(i)            Promissory Notes:

Promissory Note, dated April 6, 2012, in the original principal amount of $2,267,941.68 made by Elfa International AB (successor in interest to Elfa Group AB) for the benefit of The Container Store, Inc. This note is set to mature on June 30, 2012 and as of February 25, 2012 the remaining principal balance is $409,489.44.

Promissory Note, dated April 6, 2012, in the original principal amount of $712,500 made by Elfa International AB (successor in interest to Elfa Group AB) for the benefit of The Container Store, Inc. This note is set to mature on June 30, 2012 and as of February 25, 2012 the remaining balance is $128,645.81.

(ii)           Chattel Paper:

None.

SCHEDULE 3.07

Deposit Accounts, Securities Accounts and Commodity Accounts

*  Excluded Account

(z) zero balance account

(b) account used for benefit payments

(c) controlled disbursement account

Store#	Location or Account Name	Bank	Bank Acct #	Bank Acct ABA #	Cash/GL Acct #	City	State
Store Accounts
19005	AUS	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Austin	TX
19006	SAN	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	San Antonio	TX
19007	HOU	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Houston	TX
19008	FTW	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Fort Worth	TX
19010	BUC	Wells Fargo	*4945361673 (z)	121000248	1098	Atlanta	GA
19011	TYC	Wells Fargo	*4945361681(z)	121000248	1098	Vienna	VA
19012	OAB	JP Morgan Chase Bank, N.A.	*1032382 (z)	71000013	1055	Oak Brook	IL
19013	ROC	Wells Fargo	*4945361699 (z)	121000248	1098	Rockville	MD
19014	SCH	JP Morgan Chase Bank, N.A.	*1032382 (z)	71000013	1055	Schaumburg	IL
19015	NOR	JP Morgan Chase Bank, N.A.	*1032382 (z)	71000013	1055	Northbrook	IL
19016	CSD	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Coppell	TX
19017	SOC	Wells Fargo	*4945361707 (z)	121000248	1098	Costa Mesa	CA
19018	PKM	JP Morgan Chase Bank, N.A.	*192647848 (z)	102001017	1065	Denver	CO
19019	PER	Wells Fargo	*4945361715 (z)	121000248	1098	Atlanta	GA
19020	CHI	JP Morgan Chase Bank, N.A.	*1032382 (z)	71000013	1055	Chicago	IL
19021	SDG	Wells Fargo	*4945361723 (z)	121000248	1098	San Diego	CA

Store#	Location or Account Name	Bank	Bank Acct #	Bank Acct ABA #	Cash/GL Acct #	City	State
19022	NPK	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Dallas	TX
19023	GAL	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Dallas	TX
19024	MIA	Wells Fargo	*495361731 (z)	121000248	1098	Miami	FL
19025	CHP	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Houston	TX
19026	WHP	JP Morgan Chase Bank, N.A.	*304179531 (z)	21000021	1082	White Plains	NY
19027	SLK	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Southlake	TX
19028	COL	JP Morgan Chase Bank, N.A.	*629608787 (z)	44000037	1090	Columbus	OH
19029	WAC	Wells Fargo	*4945361749 (z)	121000248	1098	Walnut Creek	CA
19030	AVA	Wells Fargo	*4945361756 (z)	121000248	1098	Arlington	VA
19031	COM	Wells Fargo	*4945361764 (z)	121000248	1098	Corte Madera	CA
19032	PAR	JP Morgan Chase Bank, N.A.	*304179531 (z)	21000021	1082	Paramus	NJ
19033	SFO	Wells Fargo	*4945361772 (z)	121000248	1098	San Francisco	CA
19034	SJO	Wells Fargo	*4945361780 (z)	121000248	1098	San Jose	CA
19035	6AV	JP Morgan Chase Bank, N.A.	*304179531 (z)	21000021	1082	New York	NY
19036	WDC	Wells Fargo	*4945361798 (z)	121000248	1098	Washington	DC
19037	PAS	Wells Fargo	*4945361806 (z)	121000248	1098	Pasadena	CA
19038	CHH	Wells Fargo	*4945361814 (z)	121000248	1098	Chestnut Hill	MA
19039	NAT	Wells Fargo	*4945361822 (z)	121000248	1098	Natick	MA
19040	POR	Wells Fargo	*4945361830 (z)	121000248	1098	Tigard	OR
19041	BEL	Wells Fargo	*4945361848 (z)	121000248	1098	Bellevue	WA
19042	LEX	JP Morgan Chase Bank, N.A.	*304179531 (z)	21000021	1082	New York	NY
19043	CEN	Wells Fargo	*4945361855 (z)	121000248	1098	Los Angeles	CA
19044	STL	Wells Fargo	*4945361863 (z)	121000248	1098	St. Louis	MO
19045	CCR	JP Morgan Chase Bank, N.A.	*192647848 (z)	102001017	1065	Denver	CO
19046	CHL	Wells Fargo	*4945361871 (z)	121000248	1098	Charlotte	NC

Store#	Location or Account Name	Bank	Bank Acct #	Bank Acct ABA #	Cash/GL Acct #	City	State
19047	LTR	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Little Rock	AR
19048	SCT	JP Morgan Chase Bank, N.A.	*192647848 (z)	102001017	1065	Scottsdale	AZ
19049	STN	JP Morgan Chase Bank, N.A.	*1588849875 (z)	111000614	1075	Frisco	TX
19051	MIN	Wells Fargo	*4945361889 (z)	121000248	1098	Fairview	TX
19052	CIN	JP Morgan Chase Bank, N.A.	*629608787 (z)	44000037	1090	Cinncinatti	OH
19053	FLT	JP Morgan Chase Bank, N.A.	*192647848 (z)	102001017	1065	Flat Iron	CO
19054	HAL	Wells Fargo	*4945408763 (z)	121000248	1098	Hallandale	FL
19055	RAL	Wells Fargo	*4947120531 (z)	121000248	1098	Raleigh	NC
19056	IND	JP Morgan Chase Bank, N.A	*1032382 (z)	071000013	1055	Indianapolis	IN
19057	CHR	Wells Fargo	*4948908702 (z)	121000248	1098	Charlotte	NC
19058	NSH	Wells Fargo	*4947417432 (z)	121000248	1098	Nashville	TN
19059	WDL	JP Morgan Chase Bank, N.A	*1588849875 (z)	111000614	1075	The Woodlands	TX
19060	ATX	JP Morgan Chase Bank, N.A	*1588849875 (z)	111000614	1075	Arlington	TX
Main Operating Accounts
	TCS Master Acct	JP Morgan Chase Bank, N.A.	1588849834	111000614	1025	Dallas	TX
	Cash Disb	JP Morgan Chase Bank, N.A.	*9319960630 (z), (c)	111300880	1026	Dallas	TX
	Payroll	JP Morgan Chase Bank, N.A.	*9319960622 (z), (c)	111000614	1110	Dallas	TX
	Amex	JP Morgan Chase Bank, N.A.	*645589250 (z)	111000614	1022	Dallas	TX
	V/MC	JP Morgan Chase Bank, N.A.	*645589268 (z)	111000614	1087	Dallas	TX
	DSCV	JP Morgan Chase Bank, N.A.	*1588849842 (z)	111000614	1085	Dallas	TX
	GPA Flex	JP Morgan Chase Bank, N.A.	*638476341 (z), (b)	111000614	1140	Dallas	TX
	GPA Health Bene	JP Morgan Chase Bank, N.A.	*638476358 (z), (b)	111000614	1145	Dallas	TX
	TCS ACH Wire	JP Morgan Chase Bank, N.A.	*734228026 (z)	111000614	1027	Dallas	TX

Store#	Location or Account Name	Bank	Bank Acct #	Bank Acct ABA #	Cash/GL Acct #	City	State
	Depository Master	JP Morgan Chase Bank, N.A.	734228018	124001545	1028	Dallas	TX
	Depository Master	Wells Fargo	4121764674	121000248	1098	Dallas	TX
	Pcard	Wells Fargo	4000045914	121000248	1095	Dallas	TX
	TCS Gift Card	JP Morgan Chase Bank, N.A.	663001261	111000614	1094	Dallas	TX
	PT Insurance	JP Morgan Chase Bank, N.A.	*826080111 (z), (b)	520101023	1146	Dallas	Tx
	TCS GiftCo	JP Morgan Chase Bank, N.A.	918033705	111000614	1093	Dallas	Tx
	TCS Installation Payroll	JP Morgan Chase Bank, N.A.	*428297456 (z), (c)	111000614	1111	Dallas	Tx
	TCS Installation Master	JP Morgan Chase Bank, N.A.	428297399	111000614	1112	Dallas	Tx
	SF HRA account	JP Morgan Chase Bank, N.A.	*790198485 (z), (b)	111000614	1147	Dallas	Tx

Store#	Location	Bank	Bank Acct ABA #	Amex Merch #	AMEX Bank Acct #	AMEX Cash/GL Acct #	Discover Merch #	Discover Bank Acct #	Discover Cash/GL Acct #	Visa/MC Merch #	VMC Bank Acct #	VMC Cash/ GL Acct #	Debit Cash/GL Acct #
	DFW (CAP ACCOUNTS)			142 488 951 7			6011 0170 1743 658			654467
5	AUS	JP Morgan Chase Bank, N.A.	111000614	142 497 447 5	645589250	1211	6011 0179 9096 266	1588849842	1212	687897	645589268	1210	1235
6	SAN	JP Morgan Chase Bank, N.A.	111000614	142 483 815 9	645589250	1211	6011 0170 1743 799	1588849842	1212	688374	645589268	1210	1235
7	HOU	JP Morgan Chase Bank, N.A.	111000614	142 441 613 9	645589250	1211	6011 0170 1746 727	1588849842	1212	688382	645589268	1210	1235
8	FTW	JP Morgan Chase Bank, N.A.	111000614	142 558 006 5	645589250	1211	6011 0170 1746 743	1588849842	1212	688390	645589268	1210	1235
9	CCK	JP Morgan Chase Bank, N.A.	111000614	142 420 958 3	645589250	1211	6011 0170 1746 768	1588849842	1212	688754	645589268	1210	1235

Store#	Location	Bank	Bank Acct ABA #	Amex Merch #	AMEX Bank Acct #	AMEX Cash/GL Acct #	Discover Merch #	Discover Bank Acct #	Discover Cash/GL Acct #	Visa/MC Merch #	VMC Bank Acct #	VMC Cash/ GL Acct #	Debit Cash/GL Acct #
10	BUC	JP Morgan Chase Bank, N.A.	111000614	410 443 271 1	645589250	1211	6011 0170 1746 784	1588849842	1212	688762	645589268	1210	1235
11	TYC	JP Morgan Chase Bank, N.A.	111000614	445 446 908 1	645589250	1211	6011 0170 1983 213	1588849842	1212	688796	645589268	1210	1235
12	OAB	JP Morgan Chase Bank, N.A.	071000013	312 470 141 8	645589250	1211	6011 0170 2523 265	1588849842	1212	688804	645589268	1210	1235
13	ROC	JP Morgan Chase Bank, N.A.	111000614	219 480 234 4	645589250	1211	6011 0170 2615 517	1588849842	1212	688812	645589268	1210	1235
14	SCH	JP Morgan Chase Bank, N.A.	071000013	312 473 309 8	645589250	1211	6011 0170 2831 676	1588849842	1212	688820	645589268	1210	1235
15	NOR	JP Morgan Chase Bank, N.A.	071000013	312 473 308 0	645589250	1211	6011 0170 2831 684	1588849842	1212	688879	645589268	1210	1235
16	CSD	JP Morgan Chase Bank, N.A.	111000614	142 473 529 8	645589250	1211	6011 0170 2790 807	1588849842	1212	687905	645589268	1210
17	SOC	JP Morgan Chase Bank, N.A.	111000614	504 519 211 9	645589250	1211	6011 0179 9088 172	1588849842	1212	689042	645589268	1210	1235
18	DEN	JP Morgan Chase Bank, N.A.	102001017	105 472 849 8	645589250	1211	6011 0170 4351 350	1588849842	1212	689059	645589268	1210	1235
19	PER	JP Morgan Chase Bank, N.A.	111000614	410 474 030 3	645589250	1211	6011 0170 4249 265	1588849842	1212	689083	645589268	1210	1235
20	CHI	JP Morgan Chase Bank, N.A.	071000013	312 308 971 6	645589250	1211	6011 0170 4661 485	1588849842	1212	689091	645589268	1210	1235
21	SDG	JP Morgan Chase Bank, N.A.	111000614	504 346 657 2	645589250	1211	6011 0170 4683 216	1588849842	1212	689109	645589268	1210	1235
22	NPK	JP Morgan Chase Bank, N.A.	111000614	142 328 125 2	645589250	1211	6011 0170 4845 351	1588849842	1212	689315	645589268	1210	1235
23	GAL	JP Morgan Chase Bank, N.A.	111000614	142 345 014 7	645589250	1211	6011 0170 5247 946	1588849842	1212	689356	645589268	1210	1235

Store#	Location	Bank	Bank Acct ABA #	Amex Merch #	AMEX Bank Acct #	AMEX Cash/GL Acct #	Discover Merch #	Discover Bank Acct #	Discover Cash/GL Acct #	Visa/MC Merch #	VMC Bank Acct #	VMC Cash/ GL Acct #	Debit Cash/GL Acct #
24	MIA	JP Morgan Chase Bank, N.A.	111000614	409 557 231 9	645589250	1211	6011 0170 5324 638	1588849842	1212	689364	645589268	1210	1235
25	CHP	JP Morgan Chase Bank, N.A.	111000614	142 507 785 6	645589250	1211	6011 0173 8494 838	1588849842	1212	689596	645589268	1210	1235
26	WHP	JP Morgan Chase Bank, N.A.	021000021	631 002 047 4	645589250	1211	6011 0170 5001 301	1588849842	1212	689604	645589268	1210	1235
27	SLK	JP Morgan Chase Bank, N.A.	111000614	142 049 336 3	645589250	1211	6011 0178 5061 068	1588849842	1212	689687	645589268	1210	1235
28	COL	JP Morgan Chase Bank, N.A.	111000614	334 016 213 0	645589250	1211	6011 0171 5478 523	1588849842	1212	689695	645589268	1210	1235
29	WAC	JP Morgan Chase Bank, N.A.	111000614	504 197 740 6	645589250	1211	6011 0177 5854 852	1588849842	1212	689703	645589268	1210	1235
30	AVA	JP Morgan Chase Bank, N.A.	111000614	445 017 742 3	645589250	1211	6011 0177 5854 845	1588849842	1212	689729	645589268	1210	1235
31	COM	JP Morgan Chase Bank, N.A.	111000614	504 605 014 2	645589250	1211	6011 0170 9933 111	1588849842	1212	689737	645589268	1210	1235
32	PAR	JP Morgan Chase Bank, N.A.	021000021	229 033 605 6	645589250	1211	6011 0170 9955 445	1588849842	1212	689745	645589268	1210	1235
33	SFO	JP Morgan Chase Bank, N.A.	111000614	504 826 366 9	645589250	1211	6011 0170 9860 330	1588849842	1212	689752	645589268	1210	1235
34	SJO	JP Morgan Chase Bank, N.A.	111000614	504 902 175 1	645589250	1211	6011 0178 5060 342	1588849842	1212	689885	645589268	1210	1235
35	6AV	JP Morgan Chase Bank, N.A.	021000021	631 178 122 3	645589250	1211	6011 0178 5060 359	1588849842	1212	848994	645589268	1210	1235
36	WDC	JP Morgan Chase Bank, N.A.	111000614	408 006 912 3	645589250	1211	6011 0179 9700 362	1588849842	1212	70681	645589268	1210	1235
37	PAS	JP Morgan Chase Bank, N.A.	111000614	104 009 203 3	645589250	1211	6011 0170 1900 373	1588849842	1212	78495	645589268	1210	1235
38	CHH	JP Morgan Chase Bank, N.A.	111000614	220 055 264 4	645589250	1211	6011 0170 1900 381	1588849842	1212	80023	645589268	1210	1235

Store#	Location	Bank	Bank Acct ABA #	Amex Merch #	AMEX Bank Acct #	AMEX Cash/GL Acct #	Discover Merch #	Discover Bank Acct #	Discover Cash/GL Acct #	Visa/MC Merch #	VMC Bank Acct #	VMC Cash/ GL Acct #	Debit Cash/GL Acct #
39	NAT	JP Morgan Chase Bank, N.A.	111000614	220 063 909 4	645589250	1211	6011 0170 2024 678	1588849842	1212	89535	645589268	1210	1235
40	POR	JP Morgan Chase Bank, N.A.	111000614	536 044 064 8	645589250	1211	6011 0170 2073 477	1588849842	1212	91812	645589268	1210	1235
41	BEL	JP Morgan Chase Bank, N.A.	111000614	546 069 085 2	645589250	1211	6011 0170 2174 101	1588849842	1212	103301	645589268	1210	1235
42	LEX	JP Morgan Chase Bank, N.A.	021000021	631 367 074 7	645589250	1211	6011 0170 2174 085	1588849842	1212	103287	645589268	1210	1235
43	CEN	JP Morgan Chase Bank, N.A.	111000614	104 216 119 0	645589250	1211	6011 0170 2612 258	1588849842	1212	119341	645589268	1210	1235
45	CCR	JP Morgan Chase Bank, N.A.	102001017	1051140010	645589250	1211	6011 0170 1743 658	1588849842	1212	168050	645589268	1210	1235
899	WEB	JP Morgan Chase Bank, N.A.	111000614	142 008 695 1	645589250	1211	6011 0179 9708 993	1588849842	1212	687913	645589268	1210
99	DFW	JP Morgan Chase Bank, N.A.	111000614	142 488 937 6	645589250	1211	6011 0170 1743 674	1588849842	1212	689877	645589268	1210
46	CHL	Wells Fargo	121000248	229 171 495 4	645589250	1211	6011 0170 5369 781	1588849842	1212	177483	645589268	1210	1235
47	LTR	JP Morgan Chase Bank, N.A	111000614	103 039 307 8	645589250	1211	6011 0170 5391 512	1588849842	1212	10712	645589268	1210	1235
48	SCT	JP Morgan Chase Bank, N.A	102001017	502 144 950 9	645589250	1211	6011 0170 5440 327	1588849842	1212	15316	645589268	1210	1235
49	STN	JP Morgan Chase Bank, N.A	111000614	142 897 580 9	645589250	1211	6011 0170 5428 074	1588849842	1212	7185	645589268	1210	1235
50	FVW	JP Morgan Chase Bank, N.A	111000614	2420241879	645589250	1211	6011 0170 5547 485	1588849842	1212	62871	645589268	1210	1235
51	MIN	Wells Fargo	121000248	322 077 844 3	645589250	1211	6011 0170 5452 249	1588849842	1212	17983	645589268	1210	1235
52	CIN	JP Morgan Chase Bank, N.A	111000614	334 182 253 4	645589250	1211	6011 0170 5452 231	1588849842	1212	17984	645589268	1210	1235
53	FLT	JP Morgan Chase Bank, N.A	102001017	105 143 011 4	645589250	1211	6011 0170 5487 988	1588849842	1212	23695	645589268	1210	1235

Store#	Location	Bank	Bank Acct ABA #	Amex Merch #	AMEX Bank Acct #	AMEX Cash/GL Acct #	Discover Merch #	Discover Bank Acct #	Discover Cash/GL Acct #	Visa/MC Merch #	VMC Bank Acct #	VMC Cash/ GL Acct #	Debit Cash/GL Acct #
54	HAL	JP Morgan Chase Bank, N.A	111000614	4099999518	645589250	1211	6011 0170 5540 951	1588849842	1212	59512	645589268	1210	1235
55	RAL	JP Morgan Chase Bank, N.A	111000614	4321939696	645589250	1211	6011 0170 5560 454	1588849842	1212	68693	645589268	1210	1235
56	IND	JP Morgan Chase Bank, N.A	071000013	313 126 232 1	645589250	1211	6011 0170 5606 695	1588849842	1212	196660	645589268	1210	1235
57	CHR	Wells Fargo	121000248	432 218 922 6	645589250	1211	6011 0170 5606 703	1588849842	1212	196661	645589268	1210	1235
58	NSH	Wells Fargo	121000248	441 164 726 6	645589250	1211	6011 0170 5608 436	1588849842	1212	199225	645589268	1210	1235
59	WDL	JP Morgan Chase Bank, N.A	111000614	242 160 126 1	645589250	1211	6011 0170 5608 444	1588849842	1212	201248	645589268	1210	1235
60	ATX	JP Morgan Chase Bank, N.A	111000614	242 190 200 8	645589250	1211	6011 0170 5635 249	1588849842	1212	204400	645589268	1210	1235

SCHEDULE 3.08

Electronic Chattel Paper and Transferable Records

None.

EXHIBIT A

Form of Joinder Agreement

[Name of New Grantor]
[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to (i) the Term Facility Security Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Term Facility Security Agreement”), by and among The Container Store, Inc., a Texas corporation (the “Borrower”), each of the Persons listed on Schedule I therein (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrower and the Guarantors are hereinafter referred to, individually, as a “Grantor” and, collectively, as the “Grantors”), and JPMorgan Chase Bank, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) for its own benefit and the benefit of the other Credit Parties and (ii) the Term Facility Pledge Agreement, dated as of April 6, 2012 (as amended, modified, supplemented or restated and in effect from time to time, the “Term Facility Pledge Agreement”, together with the Term Facility Security Agreement, the “Security Agreements”), by and among the Borrower, the other Grantors, and the Collateral Agent for its own benefit and the benefit of the other Credit Parties. All capitalized terms used but not defined herein shall have the meanings set forth in the Security Agreements.

This Joinder Agreement supplements the Security Agreements and is delivered by the undersigned, [ ] (the “New Grantor”), pursuant to Section 4.15 of the Term Facility Security Agreement. The New Grantor hereby agrees to be bound as a Guarantor and as a Grantor party to the Security Agreements by all of the terms, covenants and conditions set forth in the Security Agreements to the same extent that it would have been bound if it had been a signatory to the Security Agreements on the date of the Security Agreements. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Collateral Agent, its successors and permitted assigns, for its own benefit and the benefit of the other Credit Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledged Collateral, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Guarantor and Grantor under the Security Agreements. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreements.

Annexed hereto are supplements to each of the schedules to the Security Agreements with respect to the New Grantor. Such supplements shall be deemed to be part of the Security Agreements.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

By:
Name:
Title:

[Schedules to the Term Security Agreement and Term Pledge Agreement to be attached]